Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-03224, No. 333-45415, No. 333-06785 and No.
333-42226) and Form S-8 (No. 33-49017, No. 33-98210 and 333-49017) of AXA
Financial, Inc. of our reports dated March 17, 2006, relating to the consolidated financial statements and financial statement schedules, which appear on pages F-1 and F-68 respectively, in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

New York, New York
March 17, 2006